Exhibit 23.1



                  Consent of Ernst & Young LLP, Independent Auditors


          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 13, 1998 with respect to the consolidated financial statements of NETCOM On-Line Communications Services, Inc., in the Registration Statement (Form S-4) and related Prospectus of ICG Services, Inc. for the registration of 9 7/8% Senior Exchange Discount Notes due 2008.



                                                       ERNST & YOUNG LLP
          San Jose, California
          August 3, 1998